UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

NT MEDIA CORP. OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31012 (Commission File Number)	94-3357128 (IRS Employer Identification No.)

7800 Oceanus Drive, Los Angeles, CA (Address of principal executive offices)	90046 (Zip Code)

Registrant’s telephone number, including area code: (323) 445-4833

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On July 28, 2011, the Registrant entered into two Amended and Restated Subscription Agreements (the "Agreements") with two accredited investors pursuant to which the Registrant issued and sold (i) convertible promissory notes ("Notes") in the aggregate principal amount of $350,000, and (ii) warrants (the "Warrants") to purchase an aggregate of 1,750,000 shares of the Registrant's common stock (the "Common Stock").  The Agreements amended and restated certain Subscription Agreements entered into by and between the Registrant and the investors in May and June of 2011. The Registrant received the investment proceeds in May and June of 2011. The proceeds will be used for general working capital purposes of the Registrant.

The Notes are convertible into Common Stock at a price per share equal to the lower of (i) $0.10 or (ii) eighty  percent (80%) of the average closing bid price of the Common Stock during the 5 trading days preceding the date that a conversion notice is delivered to the Registrant.  The Notes accrue interest at a rate of 10% per annum and have a maturity date that is three years following the date of issuance.  The Warrants are exercisable for Common Stock at a price per share of $0.10.  The Warrants expire three years following the date of issuance. Neither the Notes nor the Warrants contain any anti-dilution or price adjustment protection. There were no registration rights granted with respect to the Notes or Warrants. The Warrants do not contain a "cashless" or "net exercise" feature. The Notes and Warrants contain "blocker" provisions which prohibit the investors from obtaining ownership in excess of 4.99% of the Registrant's Common Stock.

If (i) the Warrants were fully exercised and (ii) the Notes were fully converted at an assumed conversion price of $0.08, the Registrant would be required to issue 1,750,000 shares upon exercise of the Warrants and 4,375,000 shares upon conversion of the Notes for a total of 6,125,000 shares of Common Stock.

The foregoing description of the Agreements, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by the form of Agreement, Note and Warrant attached hereto as Exhibit 10.1, 10.2 and 4.1 respectively, each of which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The Registrant incorporates the disclosure set forth under Item 1.01 of this Current Report as if set forth in this Item 3.02 in its entirety.  If (i) the Warrants were fully exercised and (ii) the Notes were fully converted at an assumed conversion price of $0.08, the Registrant would be required to issue 1,750,000 shares upon exercise of the Warrants and 4,375,000 shares upon conversion of the Notes for a total of 6,125,000 shares of Common Stock.  The total assumed issuance exceeds 5% of the Registrant's issued and outstanding shares of Common Stock as reported on its most recently filed Quarterly Report which was 26,542,093 shares outstanding as of May 15, 2011.

The Registrant did not employ any form of general solicitation or advertising in connection with the offer and sale of the Notes and Warrants. In addition, the Registrant believes the investors are all “accredited investors” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"). For these reasons, among others, the offer and sale of the Notes and Warrants were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The proceeds of the sale of the Securities will be used by the Registrant for general working capital purposes.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NT MEDIA CORP. OF CALIFORNIA, INC.

	By:	/s/ Ali Moussavi
Ali Moussavi
Dated: August 3, 2011		Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note